SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

CorVu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-29299	41-1457090
(Commission File Number)	(IRS Employer Identification No.)

3400 West 66th Street
Edina, Minnesota 55435
(Address of Principal Executive Offices and Zip Code)

(952) 944-7777
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 20, 2007, CorVu Corporation (the “Registrant”) entered into a Term Loan Agreement and related documents with Commerce Bank, a Minnesota state banking corporation (the “Bank”).

Under the Term Loan Agreement, the Registrant received a loan in the principal amount of three million two hundred thousand dollars ($3,200,000) as evidenced by a promissory note dated February 20, 2007. The loan is secured by a security interest in all of the assets of the Registrant and its wholly-owned subsidiary, CorVu North America, Inc. (“CorVu North America”), and a cash collateral account that Registrant has established with the Bank. The cash collateral account was funded with two million dollars ($2,000,000) at the closing. The Registrant is obligated to increase the balance in the cash collateral account by making three additional cash deposits of one hundred thousand dollars ($100,000) each on or before April 30, 2007, June 30, 2007 and July 31, 2007, respectively.

Interest on the aggregate unpaid principal amount of the loan will be charged and is payable by the Registrant on the first day of each month at the following rates: Interest on the outstanding principal amount equal to the amount deposited in the cash collateral account shall be equal to the interest rate earned by the Registrant on the balance in such account plus 2.6%, whereas interest on the remaining principal amount will be charged at a rate equal to the then Prime Rate plus 1.5%. This rate adjusts to the then Prime Rate plus 1.0% once the balance in the cash collateral account reaches $2,300,000. “Prime Rate” is defined as the prime rate published in the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation’s thirty largest banks. Upon the occurrence of an event of default, each of such interest rates shall increase by 3%.

Commencing on September 1, 2007, and on each December 1, March 1, June 1 and September 1 thereafter, the Registrant shall make quarterly principal payments of seventy five thousand dollars ($75,000). The note is due and payable in its entirety on February 28, 2008. The parties agree that the Bank in its sole discretion may extend the loan for up to two one-year extensions for a maximum term of three years.

The loan is also secured by an unlimited corporate guaranty provided by CorVu North America and a limited personal guaranty provided jointly and severally by Messrs. James L. Mandel, Joseph J. Caffarelli and David C. Carlson, the Registrant’s chairman of the board, chief executive officer and chief financial officer, respectively. The personal guaranty is limited to an amount of three hundred thousand dollars ($300,000) and shall be reduced by each additional cash deposit the Registrant makes into the cash collateral account and shall be released after the last of such deposits (on or before July 31, 2007), provided, all these deposits are made in a timely way and the Registrant is not in default at the time of such deposit. Messrs. Mandel, Caffarelli and Carlson received no compensation or renumeration of any kind in exchange for their respective personal guarantees.

The loan is subject to customary covenants, including a covenant to maintain a Debt Service Coverage Ratio for the 12-month period ending at the end of each quarter, beginning with the quarter ending December 31, 2007, of not less than 1.25 to 1, and a covenant to maintain Tangible Net Worth of not less than negative $4,500,000, negative $3,750,000 and negative $3,000,000 for calendar years 2007, 2008 and 2009, respectively. “Debt Service Coverage Ratio” for any time period is defined as a ratio the numerator of which is the sum of the Registrant’s net income plus interest, depreciation and amortization expense during the period in question, less any distributions or dividends paid to equity holders during the period, and the denominator of which is the sum of the Registrant’s interest expense during the period plus that portion of any of Registrant’s debt coming due during that period. “Tangible Net Worth” means the aggregate of Registrant’s capital stock, paid in surplus and retained earnings, determined and computed in accordance with generally accepted accounting principles, less the book value of all of Registrant’s intangible assets and less the book value of all obligations owed to Registrant by any of its affiliates.

The Registrant used the proceeds of the loan and cash otherwise available to the Registrant to repay a senior secured non-convertible promissory note and redeem shares of its Series C Convertible Preferred Stock, thereby reducing its annual debt service by approximately 30% or one hundred thirty thousand dollars ($130,000). Both the promissory note and the shares of preferred stock had been held by ComVest Investment Partners II LLC (“ComVest”). See Items 1.02 and 8.01 below.

The Registrant’s press release dated February 22, 2007 regarding the transactions described above is attached as Exhibit 99.1.

Item 1.02.	Termination of a Material Definitive Agreement.

On February 20, 2007, the Registrant repaid a senior secured non-convertible promissory note dated February 11, 2005 in the principal amount of one million five hundred thousand dollars ($1,500,000); the pay-off amount, including principal and accrued but unpaid interest, was one million five hundred twenty thousand ninety five and 89/100 dollars ($1,520,095.89). The note had been held by ComVest. Interest payable on the note had accrued at an annual interest rate of 9% until February 10, 2007 and at an annual interest rate of 12% beginning February 11, 2007. The note would have been due and payable on February 11, 2008.

After the redemption, ComVest continues to hold 22,000,000 shares of the Registrant's common stock, representing approximately 44.42% of the Registrant's common stock currently issued and outstanding, and an immediately exercisable warrant to purchase up to 3,400,000 shares of the Registrant's common stock at an exercise price of $0.50 per share. Two of the members of the Registrant’s board of directors were designated by ComVest, one of whom is a member of the entity managing ComVest.

The Registrant repaid the note with the proceeds of a loan the Registrant obtained from Commerce Bank on February 20, 2007 and cash otherwise available to the Registrant. See Item 1.01 above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above under Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On February 20, 2007, the Registrant redeemed all issued and outstanding shares of its Series C Convertible Preferred Stock (17,000 shares). In accordance with its articles of incorporation, the Registrant paid an amount of one hundred dollars ($100) per share, plus accrued but unpaid dividends, totaling an aggregate redemption amount paid of one million seven hundred twenty two thousand seven hundred seventy five and 34/100 dollars ($1,722,775.34). The shares had been held by ComVest and were convertible into 3.4 million shares of the Registrant’s common stock.

The Registrant used the proceeds of a loan the Registrant obtained from Commerce Bank on February 20, 2007, as well as cash otherwise available to the Registrant, for the redemption. See Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

10.1	Term Loan Agreement dated as of February 20, 2007 between CorVu Corporation and Commerce Bank

10.2	Promissory Note dated February 20, 2007 for $3,200,000 from CorVu Corporation to Commerce Bank

10.3	Security Agreement dated February 20, 2007 among CorVu Corporation, CorVu North America, Inc. and Commerce Bank

10.4	Guaranty by Corporation dated February 20, 2007 from CorVu North America, Inc. to Commerce Bank

10.5	Guaranty dated February 20, 2007 by James L. Mandel, Joseph J. Caffarelli and David C. Carlson to Commerce Bank

99.1	Press Release dated February 22, 2007, issued by CorVu Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVU CORPORATION

Date: February 22, 2007	By:	/s/ David C. Carlson
David C. Carlson
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

EXHIBIT INDEX
to
FORM 8-K

CorVu Corporation

Date of Report:	Commission File No.:
February 20, 2007	0-29299

Exhibit No.	ITEM

10.1	Term Loan Agreement dated as of February 20, 2007 between CorVu Corporation and Commerce Bank

10.2	Promissory Note dated February 20, 2007 for $3,200,000 from CorVu Corporation to Commerce Bank

10.3	Security Agreement dated February 20, 2007 among CorVu Corporation, CorVu North America, Inc. and Commerce Bank

10.4	Guaranty by Corporation dated February 20, 2007 from CorVu North America, Inc. to Commerce Bank

10.5	Guaranty dated February 20, 2007 by James L. Mandel, Joseph J. Caffarelli and David C. Carlson to Commerce Bank

99.1	Press Release dated February 22, 2007, issued by CorVu Corporation